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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan of Occupational Health + Rehabilitation Inc of our report dated January 23, 1996, with respect to the consolidated financial statements of Occupational Health + Rehabilitation Inc included in the Current Report on Form 8-K/A dated June 6,1996, filed with the Securities and Exchange Commission.

                                ERNST & YOUNG LLP

Boston, Massachusetts
October 29, 1996